EXHIBIT 10.24

ASSIGNMENT OF DOMAIN NAMES

This Assignment of Domain Names is made effective as of the 31st day of December, 2012 by and among General Marketing Solutions, Inc., a California corporation (“GMS”), and SearchCore, Inc., a Nevada corporation, the sole shareholder of GMS (“SearchCore” and, together with GMS, the “Assignor”), on the one hand, and RJM BV, a Dutch corporation (“RJM” or the “Assignee”), on the other hand.

WHEREAS, the Assignor and Assignee have entered into that certain Asset Purchase Agreement dated December 11, 2012 (the “PurchaseAgreement”), whereby Assignor is selling various assets of GMS to RJM;

WHEREAS, Assignor has adopted and used in its business the URLs and domain names identified on Exhibit A attached hereto (the “Domain Names”); and

WHEREAS, the Assignee is purchasing the Domain Names from Assignor pursuant to the Purchase Agreement,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Assignor does sell, assign, transfer and set over unto Assignee its entire right, title and interest in and to the Domain Names, together with the good will symbolized by and associated with the business in connection with which the Domain Names are used, all income, royalties, and payments now or hereafter due or payable in respect thereto, and all causes of action either in law or equity, for past, present or future infringement based upon the Domain Names.

2.           Assignor shall duly execute and deliver or cause to be executed and delivered all instruments of sale, conveyance, transfer and assignment, and all notices, releases, acquittances and other documents that may be necessary to more fully grant, convey, transfer, assign and deliver to and vest in Assignee the Domain Names hereby granted, conveyed, transferred, assigned and delivered or intended so to be.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“GMS”	“RJM”

General Marketing Solutions, Inc.,	RJM BV,
a California corporation	a Dutch corporation

/s/ James Pakulis	/s/ Mario Lap
By: James Pakulis	By: Mario Lap
Its: President	Its: President

“SearchCore”

SearchCore, Inc.,
a Nevada corporation

/s/ James Pakulis
By: James Pakulis
Its: President and Chief Executive Officer

Exhibit A

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